March 5, 1997



The Bethlehem Corporation
25th & Lennox Streets
Easton, PA
18045

ATTENTION: ALAN SILVERSTEIN

Dear Sirs:

RE: CREDIT FACILITIES

Further to our discussions, we are pleased to confirm the availability of the credit facilities described in this letter (the "Credit Facility"), subject to the following terms and conditions. Should you find the following terms and conditions of the Credit Facility to be acceptable, please acknowledge by signing and returning the duplicate copy of this letter by March 15, 1997 after which date our offer will expire.

BORROWER:         The Bethlehem Corporation (the "Borrower")

LENDER: Royal Bank of Canada (the "Bank") through its branch of account ("Branch of Account") at 12th Floor, 335 - 8th Ave. S.W., Calgary, AB T2P 1C9

AMOUNT:           Segment (1) - $425,000 available by way of Prime Based Loans.

PURPOSE:          Segment (1)   Assist  with  the  buy-out  of fixed  assets  of
                                Caswan   Environmental   Services   Inc.   ("the
                                Assets")

INTEREST
RATES:            Segment (1)

                  Prime Based Loans: Prime + 1.50% per annum

                  The Borrower shall pay the Bank interest on all Prime Based Loans in the currency in which such loans are denominated. The Borrower shall pay such interest monthly in arrears at the applicable rates per annum set out above calculated on a daily basis on the outstanding amount of such loans and based on the actual number of days elapsed in the period for which such interest is payable. Such interest shall be payable on the last day of each month or on such other day in each month as may be specified by the Bank from time to time.

REPAYMENT:        All amounts outstanding under this Credit Facility are PAYABLE
                  ON DEMAND and the following repayment provisions are in addition to (and not in substitution for) the Bank's right to make such demand at any time.

                  REDUCING CREDIT FACILITY SEGMENT

                  Amounts outstanding under Segment (1) shall be repaid in consecutive monthly principal instalments of $7,085 plus interest commencing April 1, 1997. Amounts repaid may not be reborrowed.

                  Pay-out in full by March 1, 1999

REPORTING
REQUIREMENTS:     The Borrower shall immediately  report the sale or relocation, with particulars, of any and all Assets being acquired.

                  Additionally and under the direction of Ernst & Young the former Caswan Assets are to be viewed and catalogued on a quarterly basis. the costs of such examinations are to be covered by the Borrower.

SPECIAL
PROVISIONS:       The Special  Provisions  contained  in Schedule  "A"  attached hereto form part of this Agreement.

EVIDENCE OF
INDEBTEDNESS:     The Bank  shall  maintain  on the  records  of the  Branch  of
                  Account accounts evidencing the Borrower's liability to the Bank in respect of amounts outstanding by the Borrower to the Bank under this Agreement. The Bank shall record the amounts outstanding under this Agreement, all payments made from time to time in respect thereof and all other amounts becoming due to the Bank under this Agreement which remain unpaid when due.
                  The Bank's accounts constitute, in the absence of manifest error, PRIMA FACIE evidence of the indebtedness of the Borrower to the Bank pursuant to this Agreement.

AUTOMATIC
DEBIT: The Borrower authorizes and directs the Bank to automatically debit, by mechanical, electronic or manual means, the bank accounts of the Borrower for all amounts payable under this Agreement, including but not limited to the repayment of principal and the payment of interest, fees and all charges for the keeping of such bank account.

PREPAYMENTS:      Subject to any  provisions to the contrary which are contained in this Agreement or any other  agreement  entered into by the
                  Borrower  with  respect  to  amounts  outstanding   hereunder,
                  amounts outstanding may be prepaid at any time without penalty.

COVENANTS:        The Borrower, by accepting this Agreement,  covenants with the
                  Bank that:

                  (1) it will pay duly and punctually all amounts due hereunder;

                  (2) it will deliver to the Bank such financial and other information as the Bank may reasonably request from time to time, including but not limited to the following:

                         (a) Audited financial statements of the Borrower within 120 days after each fiscal year end;

                  (3) it will promptly pay when due all business, income and other taxes properly levied on its operations and property and remit all statutory employee deductions when due;

                  (4) it will insure and keep insured all properties (including equipment) against loss or damage by fire and other causes and will, at the request of the Bank, have the Bank named as a loss payee on its insurance policies and provide the Bank with evidence of same;

                  (5) it will immediately apply 120% of the appraised value, with such value being determined as per the Trustee's appraisal dated June 24, 1996, towards Segment (1) of any Assets removed from the Province of Alberta or disposed of to a third party;

                  All covenants contained herein shall remain in force for the benefit of the Bank at all times before, on and after the making of advances hereunder and/or the taking of security pursuant hereto.

ENVIRONMENTAL
PROVISIONS:       The Borrower  confirms  that it has  disclosed to the Bank all environmental  matters  which could have a material  effect on the financial  condition or operations of the Borrower and its subsidiaries.  The Borrower will keep the Bank fully  informed of all such  matters  and will  comply  (and will  ensure  its subsidiaries  comply) in all material respects with applicable environmental  laws and any  environmental  permits  which may govern its  operations.  The Bank shall have the right to make good faith  inquiries  with  governmental  agencies  regarding
                  environmental   matters   affecting   the   Borrower  and  its
                  subsidiaries and, upon reasonable notice to the Borrower, the Bank (and its consultants) shall have the right to enter the premises of the Borrower and its subsidiaries to carry out such environmental reviews as the Bank in its sole discretion deems advisable.

PERFORMANCE
OF COVENANTS:     If the Borrower fails to perform any covenant  hereunder,  the
                  Bank may, in its sole discretion, perform any such covenant and expend such money as may be necessary for purposes thereof. Any such expenditure so made by the Bank shall be repaid by the Borrower on demand and shall bear interest at the rate and in the manner set forth hereunder for Prime Based
                  Loans under Segment (1) from the date the Bank makes such expenditure until and including the date the Bank is repaid.

COLLATERAL        NEW SECURITY:
SECURITY:
                  The  Borrower  agrees  to  provide  to the  Bank,  in form and
                  substance    satisfactory   to   the   Bank,   the   following
                  documentation (the "Security") which the Borrower hereby acknowledges will be held by the Bank in connection with this Credit Facility:

                  -        General  Security   Agreement  with  a  fixed  charge
                           covering the Assets

                  Where security has been listed above under a specific Segment of the Credit Facility, the Bank will discharge such security upon repayment of amounts outstanding under that Segment provided the Borrower is not then in default under any obligation to the Bank whether arising hereunder or in any other document. Listing security under a specific Segment of the Credit Facility does not limit the Bank's right to enforce that security in respect of any obligations of the Borrower to the Bank whether arising hereunder or in any other document.


CONDITIONS
PRECEDENT:        The obligation of the Bank to make available any advance under
                  Segment 1) of the Credit Facility is conditional upon the receipt in form and substance satisfactory to the Bank of:

                  (a)      a duly executed copy of this Agreement;

                  (b)      duly executed copies of the Security;

                  (c)      duly executed banking authorizations;

                  (d) an opinion from the Borrower's counsel as to corporate capacity and authority to enter in to this agreement and the General Security Agreement and the proper execution of this Agreement and the General Security Agreement;

                  The obligation of the Bank to make available the Credit Facility is subject to the Bank being satisfied, at the time of advance, that a material adverse change in the financial condition or operation of the Borrower has not occurred, that the Borrower is not in default hereunder, and that no stay of proceedings against the Borrower or its property is then in effect.

GENERAL
INDEMNITY:        The  Borrower  shall  indemnify  the Bank from and against all losses, damages, expenses and liabilities which the Bank may sustain or incur as a consequence of any default by the Borrower under any provision of this Agreement or as a consequence of any environmental matter, whether existent now or in the future, which affects the property of the Borrower or its subsidiaries.

OTHER
CONDITIONS:       TAX GROSS-UP

                  The Borrower shall make all loan payments without set-off or counterclaim, free and clear of, and without deduction for or on account of any tax. If any tax is deducted or withheld from any payments, Borrower shall promptly remit to Royal Bank the equivalent of the amounts so deducted or withheld, together
                  with  the  relevant   official   receipts  or  other  evidence
                  satisfactory to the Royal Bank evidencing payment to the appropriate taxing authority of each such tax as applicable, with the intent being that Royal Bank shall receive the full amount which would have been received by it had no such deduction or withholding been made.

                  JUDGEMENT CURRENCY

                  If for the proposes of obtaining judgement in any court in any jurisdiction with respect to this Agreement it becomes necessary to convert into the currency of such jurisdiction (herein called the "Judgment Currency") any amount due hereunder in any currency other than the Judgement Currency, then such conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgement is given. For such purpose "rate of exchange" means the spot rate at which the Bank, on the relevant date at or about 12:00 o'clock noon (Toronto time), would be prepared to sell a similar amount of such currency in Toronto, Ontario against the Judgement Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgement is given and the date of payment of the amount due, the Borrower shall, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is in the amount in the Judgement Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Agreement in such other currency. Any additional amount due from the Borrower under this section shall be due as a separate debt and shall not be effected by judgement being obtained for any other sums due under or in respect of the Agreement.

                                  CHOICE OF LAW

This Agreement, regardless of where executed, shall be subject to, governed by and construed in accordance with the laws of the Province of Alberta including the Federal Law of Canada applicable therein. The parties here to agree hereby that the courts of Alberta shall have exclusive jurisdiction to settle any disputes in connection with this agreement and each submits to the exclusive jurisdiction of such courts for all purposes in connection with this agreement.

PAYMENTS:         References herein to "$" means Canadian Dollars.

RENEWAL: The Credit Facility is available from time to time at the Bank's sole discretion and is subject to review by the Bank at any time.

EXPENSES:         All legal costs, fees and expenses incurred in connection with the preparation, negotiation, documentation and operation of the Credit Facility, including the enforcement of the Bank's rights under each document delivered in connection with the Credit Facility will be for the account of the Borrower and shall be payable on the basis of a solicitor and his own client costs.

OTHER CREDIT
FACILITIES:       The Borrower  confirms that,  except for this Credit Facility, and the credit facilities available to the Borrower under a credit agreement dated 23 April 1997, there are at the present time no other credit facilities available to the Borrower from the Bank.


                                        Yours truly,

                                        ROYAL BANK OF CANADA




                                        N.D. Sharp,
                                        Account Manager

Agreed to and Accepted this
_________ day of ______________________, 19____.


THE BETHLEHEM CORPORATION


Per: _________________________

Title: _______________________

SCHEDULE "A" TO A LETTER AGREEMENT DATED 1997 APRIL 23 BETWEEN ROYAL BANK OF CANADA AND THE BETHLEHEM CORPORATION


                               SPECIAL PROVISIONS


                   PROVISIONS APPLICABLE TO PRIME BASED LOANS

The term "Prime Based Loans" means Prime rate based loans in Canadian Dollars made by the Bank to the Borrower. The term "Prime" means the annual rate of interest announced from time to time by the Bank as being its reference rate then in effect for determining interest rates on Canadian Dollar commercial loans in Canada.